UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013

LUSTROS INC.

(Exact name of Registrant as specified in its charter)

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A

Santee, CA 92071

(Address of principal executive offices)

Phone: (619) 449-4800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)	Resignation of Officers
a.	On December 20, 2013 the Board of Directors accepted Gonzalo Troncoso’s resignation of his position as President of the Company. His resignation from the President position is not the result of a disagreement with the Company. In addition Mr. Troncoso resigned all positions he holds with the Company’s subsidiaries in Chile.

(b)	Resignation of Directors
a.	On December 20, 2013 the Board of Directors accepted the resignations of Gonzalo Troncoso as a member of the Board of Directors. His resignation is not the result of a disagreement with the Company.

(c)	Appointment of Directors
a.	On December 20, 2013 Robert E. Dickey was appointed as a member of the Board of Directors. Mr. Dickey has served as an alternate member of the Board of Directors since June 22, 2012. In addition, Mr. Dickey was appointed by the Board of Directors to fill the vacancies left by Mr. Troncoso’s resignation with the Company’s subsidiaries in Chile.

The biography for Mr. Dickey was filed with the Commission on the Annual Report on Form 10-K filed April 16, 2013 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: December 26, 2013	By: /s/ Trisha Malone
Trisha Malone
Chief Financial Officer